UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 8, 2014

(Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8500 Station Street, Mentor, Ohio		44060
(Address of principal executive offices)		(Zip Code)

(440) 974-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 2, 2014, Gas Natural filed a suit against our former chairman of the board and chief executive officer, Richard M. Osborne, captioned “Gas Natural Inc. v. Richard M. Osborne” in the United States District Court Northern District of Ohio (Case No. 1:14-cv-2181) in response to inappropriate letters to shareholders written by Mr. Osborne that were not filed with the Securities and Exchange Commission. In this case, the company sought to enjoin Mr. Osborne from sending additional letters to our shareholders without complying with Section 14(a) of the Securities Exchange Act and related regulations that require shareholder solicitations to be filed with the SEC.

On October 8, 2014, the judge granted our requested injunction requiring Richard Osborne to file with the SEC any letters he writes to shareholders so long as a lawsuit filed by Mr. Osborne against the company in Lake County is pending. Mr. Osborne subsequently appealed the Federal court’s injunction, which we believe is wholly without merit and will vigorously contest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ James E. Sprague
Name:	James E. Sprague
Title:	Chief Financial Officer

Dated: October 17, 2014